Exhibit 99.1
Capri Holdings Limited Announces First Quarter Fiscal 2023 Results
Achieved Record First Quarter Revenue and Adjusted Earnings Per Share
London — August 9, 2022 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the first quarter of Fiscal 2023 ended July 2, 2022.
First Quarter Fiscal 2023 Highlights
•Revenue increased 8.5% on a reported basis and 15.2% in constant currency, with better than anticipated results across all three luxury houses
•Adjusted operating margin of 18.5%
•Adjusted earnings per share of $1.50

John D. Idol, the Company's Chairman and Chief Executive Officer, said, "We are pleased with our first quarter performance with revenue, gross margin, operating margin and earnings per share all exceeding our expectations. Better than anticipated results were driven by strong momentum across all three luxury houses reflecting the power of our brands as they continue to deepen consumer desire and engagement."

Mr. Idol continued, "Looking forward, we remain optimistic about the long-term growth potential for Versace, Jimmy Choo and Michael Kors. With our portfolio of iconic, founder-led fashion luxury brands, Capri Holdings is positioned to deliver multiple years of revenue and earnings growth."

First Quarter Fiscal 2023 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States ("GAAP") and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. Due to the current and ongoing impact of the COVID-19 pandemic, the Company will not be providing comparable store sales results. The Company believes the most comprehensive measure of performance in this environment is total revenues compared to the same period in the prior year.
Overview of Capri Holdings First Quarter Fiscal 2023 Results:
•Total revenue of $1.36 billion increased 8.5% compared to last year. On a constant currency basis, total revenue increased 15.2%.
•Gross profit was $901 million and gross margin was 66.3%, compared to $856 million and 68.3% in the prior year. Adjusted gross profit was $900 million and adjusted gross margin was 66.2%, compared to $853 million and 68.1% in the prior year.
•Income from operations was $231 million and operating margin was 17.0%, compared to $258 million and 20.6% in the prior year. Adjusted income from operations was $251 million and operating margin was 18.5%, compared to $261 million and 20.8% in the prior year.
•Net income was $201 million, or $1.40 per diluted share, compared to $219 million, or $1.41 per diluted share, in the prior year. Adjusted net income was $215 million, or $1.50 per diluted share, compared to $221 million or, $1.42 per diluted share, in the prior year.
•Net inventory on July 2, 2022 was $1.265 billion, a 66% increase compared to the prior year. Relative to pre-COVID levels, first quarter inventory increased 25%. Higher inventory was planned reflecting the Company's new programs to receive seasonal merchandise earlier as well as hold more core inventory.
Versace First Quarter Fiscal 2023 Results:
•Versace revenue of $275 million increased 14.6% compared to the prior year. On a constant currency basis, total revenue increased 29.6%.
•Versace operating income was $52 million and operating margin was 18.9%, compared to $48 million and 20.0% in the prior year.
Jimmy Choo First Quarter Fiscal 2023 Results:
•Jimmy Choo revenue of $172 million increased 21.1% compared to the prior year. On a constant currency basis, total revenue increased 30.3%.
•Jimmy Choo operating income was $19 million and operating margin was 11.0%, compared to $11 million and 7.7% in the prior year.
Michael Kors First Quarter Fiscal 2023 Results:
•Michael Kors revenue of $913 million increased 4.8% compared to the prior year. On a constant currency basis, total revenue increased 8.7%.
•Michael Kors operating income was $222 million and operating margin was 24.3%, compared to $240 million and 27.6% in the prior year.

Share Repurchase Program
During the first quarter, the Company repurchased approximately 6.1 million ordinary shares for approximately $300 million in open market transactions. As of July 2, 2022, the remaining availability under the Company's share repurchase authorization was $700 million.
Outlook
The following guidance is provided on an adjusted, non-GAAP basis. Due to the ongoing dynamic nature of the COVID-19 pandemic, financial results could differ materially from the current outlook due to a number of external events which are not reflected in our guidance, including any significant additional store closures or new government restrictions that could further impact traffic and sales trends as well as any greater supply chain disruptions that could further extend inventory delays or increase transportation expenses.
Fiscal Year 2023 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $5.85 billion
•Gross margin approximately flat to fiscal 2022
•Operating margin of approximately 18%
•Net interest income of approximately $10 million
•Effective tax rate of approximately 10%
•Weighted average diluted shares outstanding of approximately 140 million
•Diluted earnings per share of approximately $6.85
•Ending inventory to be below prior year
For Versace, the Company expects the following:
•Total revenue of approximately $1.175 billion
•Operating margin of approximately 16%
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $650 million
•Operating margin of approximately 5%
For Michael Kors, the Company expects the following:
•Total revenue of approximately $4.025 billion
•Operating margin of approximately 24%
Second Quarter Fiscal 2023 Outlook
For Capri Holdings, the Company expects the following:
•Total revenue of approximately $1.4 billion
•Operating margin of approximately 17%
•Net interest income of approximately $3 million
•Effective tax rate of approximately 11%
•Weighted average diluted shares outstanding of approximately 139 million
•Diluted earnings per share of approximately $1.55

For Versace, the Company expects the following:
•Total revenue of approximately $300 million
•Operating margin in the mid teens
For Jimmy Choo, the Company expects the following:
•Total revenue of approximately $140 million
•Operating margin slightly positive
For Michael Kors, the Company expects the following:
•Total revenue of approximately $960 million
•Operating margin in the low-to-mid 20% range
Fiscal Year 2023 Quarterly Outlook
For Capri Holdings, the Company expects the following:

	Second Quarter	Third Quarter	Fourth Quarter	FY2023
Revenue	~$1.40B	~$1.65B	~$1.44B	~$5.85B
Adjusted Operating Margin	~17%	~22%	~14%	~18%
Adjusted EPS	~$1.55	~$2.45	~$1.35	~$6.85
Conference Call Information
A conference call to discuss first quarter Fiscal 2023 results is scheduled for today, August 9, 2022 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until August 16, 2022. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 13731647. A replay of the webcast will also be available within two hours of the conclusion of the call.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with COVID-19 related charges, ERP implementation costs, Capri transformation costs, restructuring and other charges. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands Versace, Jimmy Choo and Michael Kors that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward-Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the impact of the COVID-19 pandemic; levels of cash flow and future availability of credit; compliance with restrictive covenants under the Company’s credit agreement; the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition and to successfully execute our growth strategies; the risk of disruptions to the Company’s businesses; risks associated with operating in international markets and our global sourcing activities, including disruptions or delays in manufacturing or shipments; the risk of cybersecurity threats and privacy of data security breaches; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time; the level of other investing activities and uses of cash; changes in consumer traffic and retail trends; high consumer debt levels, recession and inflationary pressures; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen epidemics and pandemics, disasters or catastrophes; extreme weather conditions and natural disasters; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions including acts of war and other geopolitical conflicts; as well as those risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the "SEC"), including the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2022 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.
CONTACTS:
Investor Relations:
Jennifer Davis
+1 (201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Dinesh Kandiah
+1 (917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended
	July 2, 2022	June 26, 2021
Total revenue	$1,360	$1,253
Cost of goods sold	459	397
Gross profit	901	856
Total operating expenses	670	598
Income from operations	231	258
Interest (income) expense, net	(4)	1
Foreign currency loss	4	1
Income before income taxes	231	256
Provision for income taxes	28	37
Net income	203	219
Less: Net income attributable to noncontrolling interests	2	—
Net income attributable to Capri	$201	$219
Weighted average ordinary shares outstanding:
Basic	141,913,586	151,312,103
Diluted	143,733,984	154,890,483
Net income per ordinary share:
Basic	$1.42	$1.45
Diluted	$1.40	$1.41

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	July 2, 2022	April 2, 2022	June 26, 2021
Assets
Current assets
Cash and cash equivalents	$221	$169	$356
Receivables, net	394	434	382
Inventories, net	1,265	1,096	760
Prepaid expenses and other current assets	201	192	209
Total current assets	2,081	1,891	1,707
Property and equipment, net	466	476	472
Operating lease right-of-use assets	1,388	1,358	1,468
Intangible assets, net	1,739	1,847	1,996
Goodwill	1,336	1,418	1,512
Deferred tax assets	231	240	281
Other assets	369	250	188
Total assets	$7,610	$7,480	$7,624
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$540	$555	$464
Accrued payroll and payroll related expenses	123	165	131
Accrued income taxes	136	52	101
Short-term operating lease liabilities	399	414	442
Short-term debt	37	29	127
Accrued expenses and other current liabilities	379	351	297
Total current liabilities	1,614	1,566	1,562
Long-term operating lease liabilities	1,465	1,467	1,594
Deferred tax liabilities	476	432	443
Long-term debt	1,382	1,131	1,206
Other long-term liabilities	295	326	369
Total liabilities	5,232	4,922	5,174
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 223,503,792 shares issued and 137,956,977 outstanding at July 2, 2022; 221,967,599 shares issued and 142,806,269 outstanding at April 2, 2022 and 220,973,560 shares issued and 151,942,484 outstanding at June 26, 2021	—	—	—
Treasury shares, at cost (85,546,815 shares at July 2, 2022, 79,161,330 shares at April 2, 2022 and 69,031,076 shares at June 26, 2021)	(4,299)	(3,987)	(3,385)
Additional paid-in capital	1,294	1,260	1,201
Accumulated other comprehensive income	89	194	147
Retained earnings	5,293	5,092	4,489
Total shareholders’ equity of Capri	2,377	2,559	2,452
Noncontrolling interest	1	(1)	(2)
Total shareholders’ equity	2,378	2,558	2,450
Total liabilities and shareholders’ equity	$7,610	$7,480	$7,624

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended
		July 2, 2022	June 26, 2021
Revenue by Segment and Region:

Versace	The Americas	$115	$87
	EMEA	107	87
	Asia	53	66
Versace Revenue		275	240

Jimmy Choo	The Americas	54	38
	EMEA	66	50
	Asia	52	54
Jimmy Choo Revenue		172	142

Michael Kors	The Americas	625	590
	EMEA	191	165
	Asia	97	116
Michael Kors Revenue		913	871

Total Revenue		$1,360	$1,253

Income from Operations:
Versace		$52	$48
Jimmy Choo		19	11
Michael Kors		222	240
Total segment income from operations		293	299
Less: Corporate expenses		(60)	(41)
Restructuring and other charges		(3)	(3)
COVID-19 related charges		1	3
Total Income from Operations		$231	$258

Operating Margin:
Versace		18.9%	20.0%
Jimmy Choo		11.0%	7.7%
Michael Kors		24.3%	27.6%
Capri Operating Margin		17.0%	20.6%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	July 2, 2022	June 26, 2021
Versace	208	208
Jimmy Choo	236	233
Michael Kors	821	820
Total number of retail stores	1,265	1,261

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	July 2, 2022	June 26, 2021	As Reported	Constant Currency
Total Revenue:
Versace	$275	$240	14.6%	29.6%
Jimmy Choo	172	142	21.1%	30.3%
Michael Kors	913	871	4.8%	8.7%
Total Revenue	$1,360	$1,253	8.5%	15.2%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended July 2, 2022
	As Reported	Restructuring and Other Charges (1)	COVID-19 Related Charges	ERP Implementation	Capri Transformation	As Adjusted
Gross profit	$901	$—	$(1)	$—	$—	$900

Operating expenses	$670	$(3)	$—	$(9)	$(9)	$649

Total income from operations	$231	$3	$(1)	$9	$9	$251

Income before provision for income taxes	$231	$3	$(1)	$9	$9	$251
Provision for income taxes	$28	$1	$—	$2	$3	$34
Net income attributable to Capri	$201	$2	$(1)	$7	$6	$215
Diluted net income per ordinary share - Capri	$1.40	$0.01	$—	$0.05	$0.04	$1.50
______________________
(1)Primarily Includes other costs recorded in connection with the acquisitions of Gianni Versace S.r.l and costs related to other restructuring initiatives.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 26, 2021
	As Reported	Restructuring and Other Charges (1)	COVID-19 Related Charges	ERP Implementation	As Adjusted
Gross profit	$856	$—	$(3)	$—	$853

Operating expenses	$598	$(3)	$—	$(3)	$592

Total income from operations	$258	$3	$(3)	$3	$261

Income before provision for income taxes	$256	$3	$(3)	$3	$259
Provision for income taxes	$37	$1	$(1)	$1	$38
Net income attributable to Capri	$219	$2	$(2)	$2	$221
Diluted net income per ordinary share - Capri	$1.41	$0.01	$(0.01)	$0.01	$1.42
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program, other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.